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                                                                   EXHIBIT 10.32
                                                                   -------------

                             Employment Agreement
                             --------------------

   This agreement is effective September 1, 1998 and executed July 9, 1998 by and between SkyLynx Communications, Inc., a Colorado corporation, ("Employer"), and Steven Jesson, hereafter called "Employee."

                                  1.1 Recitals
                                  ------------

   1. The Employee represents that he has acquired outstanding and special skills and abilities with an extensive background compatible to the Employer's industry, which is the high-speed data transmission industry.

   2. The Employer needs and desires the services and expertise of the Employee and is willing to engage his services on the terms and conditions stated below.

   3. The Employee desires to be employed exclusively by the Employer and is willing to do so on those terms and conditions.

       NOW, THEREFORE, in consideration of the above recitals and of the mutual promises and conditions in this Agreement, it is agreed as follows:

   1.  Employee's Duties and Authority.  The Employer shall employ the Employee
   --  --------------------------------
   as General Manager, Western Region, or in such other capacity or capacities as the Employer may from time to time prescribe.

   2.  Other Business Activities.  During the term of employment, the Employee
   --  --------------------------
   shall devote his entire work efforts and talents to the performance of this Agreement. Employee shall now, without the prior written consent of the Employer, render to others services of any kind for compensation, gain, pecuniary benefit or monetary reward. Employee shall not engage in any other business activity that would materially interfere with the performance of his duties under this Agreement.

   3.  Reasonable Time and Effort.  During his employment, the Executive shall
   --  ---------------------------
   devote all such time, interest, and effort to the performance of this Agreement as may be fair and reasonable.

   4.  Non-Competition During Employment.  During the employment term, the
   --  ----------------------------------
   Employee shall not, in any fashion participate or engage in any activity or other business that is competitive with the business of the Employer. In addition, the Employee, while employed, shall not take any action without the Employer's prior written consent to establish, form, cause to be established or formed, or become employed by a competing business on termination of employment by the Employer. The failure of the Employee to comply with the provisions of this paragraph shall give the Employer the right (in addition to all other remedies the Employer may have) to terminate any benefits or compensation that the Employee may be other wise entitled to following termination of this Agreement.
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   5.  Term of Employment.  The Employee shall be employed from September 1,
   --  ------------------
   1998 to August 31, 2000 unless the Employee is terminated as provided in this Agreement or this Agreement is extended by the mutual written consent of the parties.

   6.  Place of Employment.  During the employment term the Employee shall
   --  --------------------
   perform the services required at the office of the Employer based at a location in California to be chosen by Employer. The Employee acknowledges that the Employer may from time to time require the Employee to travel temporarily to other geographic locations on the Employer's business.

   7.  Salary.  Between September 1, 1998 and December 31, 1998, the Employer
   --  -------
   shall pay a basic salary to the Employee at the rate of $9,000 per month, payable in semi-monthly installments. Effective January 1, 1999 the annual base salary will be increased to $12,000 per month paid semi-monthly. The base salary will be increased to $13,000 per month beginning January 1, 2000 and ending August 31, 2000.

   8.  Additional Benefits.  The Employee shall receive all other benefits of
   --  --------------------
   employment generally available to the Employer's other Executive and managerial Employees, including the following:

     A.   Health Care and Medical Benefits.  The Employer shall provide the
     --   ---------------------------------
          Employee, during the term of this Agreement, with major medical health benefits equivalent to that provided other officers.

     B.   Vacation and Holiday Benefits.  The Employee shall be entitled to
     --   ------------------------------
          three (3) weeks of paid vacations during each year of his employment with Employer.

     C.   Stock Option Benefits.  As of the date of this Agreement, the Employee
     --   ----------------------
          shall receive five-year qualified and non-qualified options to purchase 100,000 shares of Common Stock of the Employer at an exercise price of $4.00 per share. The option shall expire on August 31, 2003. Said options shall vest on the first day of each month at the rate of 4,166 shares per month during the term of this Agreement. If the Employee terminates his employment willfully, dies, becomes unable to perform his assigned job due to disability or is terminated for cause prior to the term of this Agreement, the portion of the option shares that have not vested shall be null and void. If the Employee is terminated not for cause, the Employee shall be entitled to the entire amount of Common stock options of the Employer as agreed to in this Agreement in accordance with the vesting schedule set forth above.
          All shares issued under this provision shall bear a restrictive legend that will prohibit transfer except under the provisions of Rule 144 of the Securities Exchange Act of 1934, as amended or unless the shares have been registered with the Securities the stock and Exchange Commission. Employee will be issued 25,000 shares of said Common Stock upon reporting for duty. In the event of termination of this
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          agreement for any reason, said shares are considered fully vested.

     D.   Other Benefits.  During the term of this Agreement, the Employee shall
     --   ---------------
          be entitled to receive such of the following benefits of employment as is available to all other officers: life insurance benefits, pension, profit-sharing and income protection or disability plans, in each instance, consistent with his position.

1.   Expenses.  The Employer shall reimburse the Employee for reasonable
--   ---------
expenses incurred in connection with the Employee's performance of his duties including travel expenses, food and lodging while away from home, pursuant to the Employer's reimbursement policies.

2.   Employee's Right of Ownership.  All inventions conceived or developed by
--   ------------------------------
the Employee that do not pertain to the business of the Employer, or with respect that the equipment, supplies, facilities, contacts, or trade secret information, customer lists, data bases or other assets of the Employer was used, or that relate to the business of the Employer or to the Employer's actual or demonstrably anticipated research and development, or that result from any work performed by the Employee for the Employer shall remain the property of the Employee.

3.   Indemnification By Employer.  The Employer shall indemnify and hold the
--   ----------------------------
Employee harmless against, and shall purchase indemnity insurance, if available, on behalf of the Employee, for an amount deemed by the Employer to be a necessary or desirable amount for expenses, including reasonable attorney fees, judgments, fines, settlements, and other amounts reasonably incurred in connection with any proceeding arising by reason of the Employee's employment by the Employer. The Employer may advance to the Employee expenses incurred in defending any such proceeding not covered by insurance.

4.   Termination By Employer.
--   ------------------------

     A.   Involuntary Termination of Agreement.  The Employer may terminate this
     --   -------------------------------------
          Agreement without cause, either on the last day of any fiscal year of the Employer, upon sixty (60) days prior written notice, or on six
          (6) months' prior written notice to the Employee.

     B.   Termination For Cause.  The Employer may terminate this Agreement at
     --   ----------------------
          any time without notice if the Employee commits any material act of dishonesty, discloses confidential information, is guilty of gross carelessness or misconduct, unjustifiably neglects his duties under this Agreement, or acts in any way that has a direct, substantial, and adverse effect on the Employer's reputation.

13.  Employee Termination.
     ---------------------
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     A.   Resignation.  The Employee may terminate this Agreement by giving the
     --   ------------
          Employer six (6) months' prior written notice of resignation.

     B.   Retirement.  This Agreement shall be terminated by the Employee's
     --   -----------
          voluntary retirement, that retirement shall be effective on the last day of any fiscal year of the Employer, and that the Employee gives the Employer six (6) months' written notice.

     C.   Disability.
     --   -----------

          (1). If, during the term of this Agreement, the Employee becomes disabled due to mental or physical illness and is unable to perform his duties in a normal and regular manner, this Agreement shall be then terminated, and

          (2). The Employer has advised the Employee that it currently maintains disability insurance for its Employees, including the Employee.

          (3). Curing the term of this Agreement, Employer shall maintain disability insurance covering the Employee on terms and conditions no less favorable than the terms and conditions in effect at the date of this Agreement, unless all other similarly employed Employees benefits are changed in relationship to the Employee.

     D.   Death.  If the Employee dies during the period of employment, this
     --   ------
          Agreement shall then be terminated on the date of death.

     E.   Merger.  In the event of a merger where the Employer is not the
     --   -------
          surviving entity, or of a sale of all or substantially all of the Employer's assets, the Employer may, at its sole and absolute option:

          (1). Assign this Agreement and all rights and obligations under it to any business entity that succeeds to all or substantially all, of the Employer's business through that merger or sale of assets, or

          (2). On at least thirty (30) days prior written notice to the Employee, terminate this Agreement effective on the date of the merger or sale of assets, and

          (3). Under either (1) or (2) of this provision or a management change due to a sale of the stock positions of management, the stock options granted to Employee shall be subject to the full vesting of said options immediately upon the closing of the events described herein.

14.  Non-disclosure After Termination.  Because of his employment by the
     ---------------------------------
Employer, the Employee will have access to trade secrets, confidential information about the Employer, its products, customers and methods of doing business. In consideration of his employment hereunder and his access to this information, the Employee agrees that
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for a period of five (5) years after termination of his employment for any reason, he will not disclose such trade secrets or confidential information.

15.  Arbitration.  Any controversy or claim arising out of or relating to this
---  ------------
Agreement that cannot be settled by the parties, shall be determined by binding arbitration in accordance with the provisions of the Florida Arbitration Code. Such proceedings shall be held in Hillsborough County, Florida. There shall be three (3) arbiters with each party choosing one (1) from the list of approved arbiters and those two (2) choosing the third. Each party shall pay its own attorney fees, costs, expenses and the fees of the arbiter such party chooses. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, administrative fees, the fee of the third arbiter shall be borne equally by the parties.

16.  Entire Agreement.  This Agreement contains the entire Agreement between the
     -----------------
parties and supersedes all prior oral and written Agreements, understandings, commitments and practices between the parties. No amendments to this Agreement will be effective in writing and signed by both parties.

17.  Choice of Law.  The formation, construction and performance of this
     --------------
Agreement shall be construed in accordance with the laws of the State of Florida. This Agreement, or any of the provisions contained herein, shall not be construed more strongly in favor or against one party or the other because of which party was responsible for the drafting, typing or language usage.

18.  Notices.  Any notice to the Employer required or permitted under this
     --------
Agreement shall be given in writing to the Employer by registered mail or certified mail, return receipt requested, postage prepaid, at its then principal place of business with a like copy addressed to the President of the Parent at its then principal place of business. For the purpose of determining compliance with any time limit in this Agreement, a notice shall be deemed to have been duly given (1) on the date of service, if served personally on the party to whom notice is to be given; or (2) on the second business day after proper mailing, if the party to whom a matter is mailed is to be given notice in the manner provided in this section.

19.  Severability.  If any provision of this Agreement is held invalid or
     -------------
unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.


     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals
this      day of       1998 at Tampa, Florida.


                          SkyLynx Communications, Inc.
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                  By:




                                 Steven Jesson